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                                                                     Exhibit 3.1

              CERTIFICATE OF AMENDMENT TO ARTICLES OF INCORPORATION

                          FOR NEVADA PROFIT CORPORATION
          (PURSUANT TO NRS 78,385 AND 78,390 - AFTER ISSUANCE OF STOCK)


         1. Name of Incorporation: "AETHLON MEDICAL, INC."

         2. The Articles of Incorporation have been amended as follows:

         ARTICLE V OF THE ARTICLES OF INCORPORATION OF THE CORPORATION SHALL BE AMENDED TO READ IN FULL AS FOLLOWS:

                                   "ARTICLE V
                             COMMON STOCK AND VOTING
                             -----------------------

         THE CORPORATION SHALL HAVE THE AUTHORITY TO ISSUE AN AGGREGATE OF ONE HUNDRED MILLION (100,000,000) SHARES, WITH A PAR VALUE OF $.001 PER SHARE. ALL SHARES WILL BE OF THE SAME CLASS, DESIGNATED `COMMON' SHARES, WITH THE SAME RIGHTS. SHARES MAY ONLY BE ISSUED AS FULLY-PAID AND NON-ASSESSABLE, AND MAY BE ISSUED AT SUCH TIMES, UPON SUCH TERMS AND CONDITIONS AND FOR SUCH CONSIDERATION AS THE BOARD OF DIRECTORS SHALL DETERMINE. EACH COMMON SHARE SHALL BE ENTITLED TO ONE VOTE CONCERNING ALL MATTERS AS TO WHICH THE CORPORATION'S SHAREHOLDERS SHALL BE ENTITLED TO VOTE. THE CORPORATION'S COMMON STOCK SHALL NOT BE SUBJECT TO ASSESSMENT TO PAY ANY DEBTS OF THE CORPORATION."

         3. The vote by which shareholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is: 8,628,045.


         IN WITNESS WHEREOF, the undersigned corporation has caused this Certificate of Amendment to Articles of Incorporation to be signed by a duly authorized officer as of this 6th day of March, 2007.

                                            AETHLON MEDICAL, INC.



                                            By: /s/ James A. Joyce
                                                --------------------------------
                                                 James A. Joyce, President


                                            By: /s/ James A. Joyce
                                                --------------------------------
                                                 James A. Joyce, Secretary